================================================================================

       As filed with the Securities and Exchange Commission on May 9, 2007

                                                  Registration No. 333-_________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                                   ----------

                             ESCALADE, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Indiana                                 13-2739290
      -------------------------------                 -------------------
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

     817 Maxwell Avenue, Evansville, Indiana                  47711
     ---------------------------------------                ---------
    (Address of principal executive offices)                (Zip Code)

                   ESCALADE, INCORPORATED 2007 INCENTIVE PLAN
                   ------------------------------------------
                            (Full title of the plan)

     Terry D. Frandsen                   Copy To:  Richard G. Schmalzl Esq.
     Escalade, Incorporated                        Graydon Head & Ritchey LLP
     817 Maxwell Avenue                            1900 Fifth Third Center
     Evansville, Indiana 47711                     511 Walnut Street
     (812) 467-1334                                Cincinnati, Ohio 45202
                                                   (513) 629-2828

            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                 Amount       Proposed maximum     Proposed maximum       Amount of
   Title of Securities            to be        offering price          aggregate        registration
    to be Registered          registered(1)      per share          offering price          fee
--------------------------    -------------   ----------------     ---------------      ------------
Common Stock, no par value      1,409,759     $           9.39(2)  $ 13,237,637.00(2)   $     406.40(2)
                                 shares

Common Stock, no par value       134,827      $           9.35(3)  $  1,260,632.45(3)   $      38.71(3)
                                 shares

(1) Represents the number of shares of common stock currently reserved or available for issuance under the registrant's 2007 Incentive Plan, plus such additional number of shares as may be available for purchase pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or similar change on the Common Stock.
(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of Escalade common stock as reported on the NASDAQ Global Market on May 2, 2007.
(3) Calculated in accordance with Rule 457(h) of Regulation C based upon the price of awards made to date to which the shares are subject.

================================================================================

        Escalade, Incorporated (the "Registrant") is filing this Registration Statement on Form S-8 in order to register shares of its common stock, no par value, relating to the Registrant's 2007 Incentive Plan (the "Plan").

PART I  EMPLOYEE INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

        Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

ITEM 1. PLAN INFORMATION.

        The Registrant shall deliver to each participant in the Plan the information required by this Item 1. The documents containing such information need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 or Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1).

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The Registrant shall provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference to Item 3 of Part II of the Registration Statement, and stating that these documents are incorporated by reference in the Section 10(a) Prospectus. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b). The statement shall include the address as to which the request is to be directed. Requests for such information shall be made to the Registrant's V.P. Finance, CFO & Secretary c/o Escalade, Incorporated, 817 Maxwell Avenue, Evansville, Indiana 47711, telephone
(812) 467-1334.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are incorporated by reference into this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a),

13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents; provided, however, that any information set forth in any proxy statement of the Registrant pursuant to Items 402(k) and/or (1) of Regulation S-K is specifically not incorporated by reference herein.

        (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended December 30, 2006, filed with the Securities and Exchange Commission on March 15, 2007 (File Number 000-06966) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed.

        (b) The Registrant's quarterly report on Form 10-Q for the period ended March 24, 2007.

        (c) The Registrant's current reports on Form 8-K filed with the Commission on April 13, 2007 (Item 5.02 only) and May 3, 2007.

        (d) The Registrant's proxy statement on Schedule 14A dated March 27, 2007 and as amended April 13, 2007.

        (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's documents referred to in the above paragraphs.

        (f) The description of the Registrant's common stock contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Indiana Code Section 23-1-37-8 provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in a proceeding if: (i) the individual's conduct was in good faith; and (ii) the individual reasonably believed that in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interest and in all other cases, that the individual's conduct was at least not opposed to its best interests; and (iii) in the case of a criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. This Code Section also provides that the termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this
Section. Indiana Code Section 23-1-37-7 defines a "proceeding" as any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. A corporation may not indemnify a director under Indiana Code Section 23-1-37-8 unless a determination has been made that the director has met the standard of conduct of that Section. This determination must be made by any one of the following procedures: (i) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) if a quorum can not be obtained, then by a majority vote of a committee designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (iii) by special legal counsel selected pursuant to the procedures detailed in (i) and (ii) or if neither of these procedures are available then by a majority vote of the full board of directors; (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

        Indiana Code Section 23-1-37-9 requires a corporation, unless prohibited by its articles of incorporation, to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. In addition, a corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Indiana Code
Section 23-1-37-8; (ii) the director furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and (iii) a determination is made that the facts then known would not preclude indemnification.

        Furthermore, Indiana Code Section 23-1-37-11 provides that unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. A court may order indemnification if it determines (i) the director is entitled to mandatory indemnification under Indiana Code Section 23-1-37-9, or (ii) the director is fairly and reasonably entitled to indemnification in view of all relevant circumstances, whether or not the standards of conduct set forth in Indiana Code Section 23-1-37-8 are met.

        Indiana Code Section 23-1-37-13 provides that unless a corporation's articles of incorporation provide otherwise, an officer of the corporation is entitled to mandatory indemnification under Indiana Code Section 23-1-37-9 and is entitled to apply for court ordered indemnification under Indiana Code
Section 23-1-37-11, in each case to the same extent as a director. Also, this Section provides that a corporation may indemnify and advance expenses under the Indiana Code to the same extent as to a director and may indemnify and advance expenses to an officer, employee, or agent, to the extent, consistent with public policy, that may be provided by the corporation's articles of incorporation, bylaws, action of its board of directors or contract.

        Indiana Code Section 23-1-37-15 provides that the indemnification and advance for expenses under these Indiana Code Sections does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation's articles of incorporation or bylaws, a resolution of the board of directors or of the shareholders, or any authorization of a majority of the shareholders. Also, this Section provides that its does not limit a corporation's power to pay or reimburse expenses incurred by a director, officer, employee or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

        Article III, Section 17 of the by-laws of the registrant provides as follows:

                (a) Indemnification Pursuant to Statute. The Corporation shall indemnify its directors, officers, trustees, employees and agents (and the heirs, executors or administrators of such person) against any liability, potential or actual, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or related to such person's position as a director, officer, employee, employee benefit plan administrator or fiduciary, or agent of the corporation or of another corporation, and against any expenses incurred in defending against any such liability to no less than the full extent as required or permitted by Section 23-1-37 of the Indiana General Corporation Act or any successor thereto as in effect at the time indemnification is requested or required (the "Indemnification Statute"), as determined by any persons or entities authorized under the Indemnification Statute of this Section 17 to make a determination whether indemnification is proper.

                (b) Insurance. The Corporation, at its expense may purchase and maintain insurance or similar protection (including without limitation a trust fund, letter of credit or self-insurance) to protect itself and any such director, officer, trustee, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the law of the State of Indiana.

                (c) Indemnification Not Exclusive. The indemnification authorized by this Section 17 shall not be exclusive of, and shall be in addition to, any rights of indemnification now existing or hereafter granted to any person under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote or other action of the Corporation's stockholders or disinterested directors or otherwise.

                (d)     Maximum  Indemnification.  It is the  intention  of this
        Section  17  to  give  the  persons   covered   hereunder   the  maximum
        indemnification permitted under the law of the State of Indiana as it exists at the time any such person seeks indemnification hereunder.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        EXHIBIT      DESCRIPTION OF EXHIBIT
        ---------    -----------------------------------------------------------
        4.1          Escalade,  Incorporated  2007 Incentive Plan,  incorporated by reference  herein from Annex 1 to the Registrant's 2007
                     Definitive Proxy Statement
        5.1          Opinion of Graydon Head & Ritchey LLP
        23.1         Consent of Graydon Head & Ritchey LLP
        23.2         Consent of BKD LLP
        23.3         Consent of Falk & Co GmbH

ITEM 9. UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect on the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided,   however,   that  paragraphs   (a)(1)(i)  and
                        (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such information is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will govern the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on this 7th day of May, 2007.

                                           ESCALADE, INCORPORATED

                                           BY:   /s/ Terry D. Frandsen
                                                 -------------------------------
                                                 Terry D. Frandsen, CEO,
                                                 VP Finance, CFO & Secretary

        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

May 7, 2007                                      /s/ Robert E. Griffin
                                                 -------------------------------
                                                 Robert E. Griffin,
                                                 Chairman of the Board and
                                                 Director

May 7, 2007                                      /s/ Richard F. Baalmann, Jr.
                                                 -------------------------------
                                                 Richard F. Baalmann, Jr.,
                                                 Director

May 7, 2007                                      /s/ Blaine E. Matthews, Jr.
                                                 -------------------------------
                                                 Blaine E. Matthews, Jr.,
                                                 Director

May 7, 2007                                      /s/ George Savitsky
                                                 -------------------------------
                                                 George Savitsky, Director

May 7, 2007                                      /s/ Richard D. White
                                                 -------------------------------
                                                 Richard D. White, Director

May 7, 2007                                      /s/  Edward E. Williams
                                                 -------------------------------
                                                 Edward E. Williams, Director

May 7, 2007                                      /s/ Terry D. Frandsen
                                                 -------------------------------
                                                 Terry D. Frandsen,
                                                 Chief Executive Officer and
                                                 Principal Executive Officer;
                                                 and Chief Financial Officer and
                                                 Principal Accounting Officer

                                INDEX TO EXHIBITS

Exhibits   Description of Exhibit                                         Page
--------   -----------------------------------------------------------    -----
  4.1 Escalade, Incorporated 2007 Incentive Plan, incorporated by reference herein from Annex 1 to the Registrant's 2007
           Definitive Proxy Statement                                        *
  5.1      Opinion of Graydon Head & Ritchey LLP                            10
 23.1      Consent of Graydon Head & Ritchey LLP (included in opinion)      10
 23.2      Consent of BKD LLP                                               11
 23.3      Consent of Falk & Co. GmbH                                       12